EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NuZee, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Equity	Common stock, par value $0.00001per share	457	(o)	-	-	-	-
Debt	Debt Securities(5)	457	(o)	-	-	-	-
Other	Warrants(6)	457	(o)	-	-	-	-
Other	Units(7)	457	(o)	-	-	-	-
Other	Rights(8)	457	(o)	-	-	-	-
Unallocated (Universal) Shelf	-	457	(o)		-	$98,091,037	$0.00011020	$10,810
Carry Forward Securities
Equity	Common stock, par value $0.00001per share	415	(a)(6)						Form S-3	333-248531	October 2, 2020	$248
Debt	Debt Securities	415	(a)(6)						Form S-3	333-248531	October 2, 2020	$248
Equity	Warrants	415	(a)(6)						Form S-3	333-248531	October 2, 2020	$248
Other	Units	415	(a)(6)						Form S-3	333-248531	October 2, 2020	$248
Other	Rights	415	(a)(6)						Form S-3	333-248531	October 2, 2020	$248
Unallocated (Universal) Shelf	-	415	(a)(6)			$1,908,963			Form S-3	333-248531	October 2, 2020	$248
Total Offering Amounts						$100,000,000		$11,058
Total Fees Previously Paid								$248
Total Fee Offsets								-
Net Fee Due								$10,810

(1)	This registration statement covers the registration of such indeterminate number of securities as may be offered and sold from time to time by the registrant, including such indeterminate amount of debt securities and common stock as may be issued upon conversion or exchange for any other debt securities that provide for conversion or exchange into other securities, which shall have an aggregate initial offering price not to exceed $100,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Instruction 2.A(iii)(b) of Item 6(b) of Form S-3, this information is not required to be included. The proposed maximum initial offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purposes of calculating the registration fee. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued by NuZee, Inc. pursuant to this registration statement exceed $100,000,000.

(4)	Securities of the registrant in the proposed maximum aggregate offering amount of $100,000,000 were previously registered on the registrant’s registration statement on Form S-3 (File No. 333-248531) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2020, and declared effective by the SEC on October 2, 2020, $1,908,963 of which remain unsold as of the date hereof (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, an offering of $1,908,963 of the Unsold Securities will be registered pursuant to this registration statement. The registrant previously paid a fee of $12,980 in connection with the filing of the Prior Registration Statement, of which $248 relates to $1,908,963 of the Unsold Securities. The $248 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the Prior Registration Statement during the grace period afforded by Rule 415(a)(5). To the extent that, after the filing date hereof and prior to effectiveness of this Registration Statement, the registrant sells any Unsold Securities under the Prior Registration Statement pursuant to Rule 415(a)(6), the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this Registration Statement, if any. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(5)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement.

(6)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement.

(7)	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $100,000,000 for all securities sold by NuZee, Inc. pursuant to this registration statement. Each unit will be issued under a unit agreement and will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.

(8)	There is being registered hereunder an indeterminate number of rights representing rights to purchase shares of common stock or other securities registered hereby.